                                                                   Exhibit 99.2

                      ELECTION FORM/LETTER OF TRANSMITTAL

                    TO ACCOMPANY CERTIFICATES REPRESENTING
                  COMMON STOCK, $.01 PAR VALUE PER SHARE, OF
                       THE GUARANTEE LIFE COMPANIES INC.

        PLEASE READ AND FOLLOW THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Exchange Agent: First Union National Bank

                                             If by Overnight Courier:
           If by Mail:                       First Union National Bank
    First Union National Bank            1525 West W. T. Harris Blvd. 3C3
 1525 West W. T. Harris Blvd. 3C3     Attn: Corporate Trust Operations/Reorg
      Attn: Corporate Trust                          Services
    Operations/Reorg Services                   Charlotte, NC 28262
     Charlotte, NC 28288-1153

  We are sending you this Election Form/Letter of Transmittal because Jefferson-Pilot Corporation has signed a merger agreement to acquire Guarantee through a merger.

  You hold shares of common stock of Guarantee. If we complete this merger, each of your Guarantee shares will be exchanged for $32.00 cash, or Jefferson Pilot common stock, or both. This form offers you a choice of electing to receive cash or Jefferson Pilot common stock, or some of each, for your Guarantee shares.

  You should make an election on this form, but even if you do so, we may not be able to give you what you elect. The merger could become an all cash merger, and you would simply receive cash. And if we receive too many elections for cash or stock, we may have to allocate cash and stock to you in different proportions than your election calls for, since only 50% of what Jefferson Pilot pays can be its common stock. For further explanation, see page 2 of this form and "The Merger Agreement--Allocation of Stock Consideration and Cash Consideration; Proration" in the enclosed proxy statement-prospectus.

 To make an election, simply indicate your choice in the box below, sign this form  where necessary  and complete and  sign the  Substitute Form W-9  on page 9. Also sign  as otherwise directed in  the instructions, if they apply, and return the materials to  the exchange agent at one of the above addresses. Make sure to include your share  certificate(s).
        Note that  you may  use the enclosed  return envelope  that is addressed  to First Union.  Do not return  this form in  the enclosed  envelope addressed  to  Chase  Mellon, because
             that  envelope  is  for  return of  your  proxy card.
              Delivery to  any address other  than First Union's
                      will not constitute valid delivery.

---------------------------------------------------------    ---------------------------------------------------------
         DESCRIPTION OF GUARANTEE COMMON STOCK                                      ELECTION
                       ACCOUNT
---------------------------------------------------------    ---------------------------------------------------------
              Name(s) of Record Holder(s)                    Election for Certificate(s) Being Surrended ("Election")
             As Shown on the Certificate(s)                          (Attach additional list if necessary.)
        and Address(es) of such Record Holder(s)
---------------------------------------------------------    ---------------------------------------------------------
                                                                                Stock       Cash
                                                                               Election   Election
                                                                               (number    (number    Non-Election
                                                                Certificate       of         of       (number of
                                                                Number(s)       shares)    shares)      shares)
                                                             ---------------------------------------------------------
                                                             ---------------------------------------------------------
                                                             ---------------------------------------------------------
                                                             ---------------------------------------------------------
                                                             ---------------------------------------------------------
                                                               Total Shares
                                                             ---------------------------------------------------------
                                                              YOU MUST ENCLOSE ALL OF YOUR CERTIFICATES FOR YOUR
                                                              GUARANTEE COMMON STOCK WITH THIS FORM UNLESS YOU ENCLOSE
                                                              A GUARANTEE OF DELIVERY
---------------------------------------------------------    ---------------------------------------------------------

--------------------------------------------------------------------------------
You must make sure that First Union National Bank receives this form, properly completed and signed, with your share certificate by 5 p.m. Eastern Time on December 24, 1999, unless we extend this time and publicly announce a new deadline.

If you don't properly submit this form, you will have made no election and you will receive cash and/or stock under the allocation provisions of the merger agreement.
--------------------------------------------------------------------------------

  The details of the allocation provisions of the merger agreement and the effect of your election are complicated. The proxy statement-prospectus sent with this form discusses all of these details, and you should read it before deciding what to elect.

  If you have any questions about this form or the merger, please call ChaseMellon Consulting Services, our Information Agent, at (888) 566-9472.

  Under the Amended and Restated Agreement and Plan of Merger, dated as of September 19, 1999, as amended and restated as of October 14, 1999 among Jefferson Pilot, LG Merger Corp. and Guarantee, you hereby surrender to the exchange agent the certificate(s) representing all of the common shares, $.01 par value per share, of Guarantee and associated preferred stock purchase rights owned of record by you, and, if the merger is a stock election merger where Jefferson Pilot is delivering its common stock ($1.25 par value per share), you hereby elect, in the manner indicated in the table on page 1, to have each share of Guarantee common stock so evidenced by that certificate(s) converted into the right to receive one (and only one) of the following:

  (a) stock consideration consisting of a number of shares of Jefferson Pilot common stock equal to $32.00 divided by the average high and low sales prices, regular way, per share of Jefferson Pilot common stock as reported in The Wall Street Journal for each of the 10 consecutive New York Stock Exchange trading days ending on (and including) the fourth trading day before the completion of the merger for all of your Guarantee common stock (a "Stock Election") or

  (b) $32.00 in cash per share for all of your Guarantee common stock (a "Cash Election"); or

  (c) a combination of the stock consideration and cash consideration worth in the aggregate approximately $32.00 based on the average price calculated as described in paragraph (a) above (a "Mixed Election"); or

  (d) cash consideration, stock consideration, or some of each, solely under the allocation provisions of the merger agreement for all of your Guarantee common stock (a "Non-Election").

  If you do not mark at least one of the election boxes in the table above, or mark Non-Election and any other box(es), or if the exchange agent does not receive this form by the election deadline, you will be deemed to have made a Non-Election.

  You understand that despite making an election, you may receive more cash or more Jefferson Pilot common stock than you elected, for either of two reasons.

    1. We can only pay 50% of the total consideration paid in a stock election merger in Jefferson Pilot common stock, so we may have to allocate cash and stock under the provisions of the merger agreement as discussed in the accompanying proxy statement-prospectus. If we receive too many cash elections and you elect cash, or if we receive too many stock elections and you elect stock, you may be allocated some cash and some Jefferson Pilot common stock.

    2. Under certain circumstances related to the price of Jefferson Pilot common stock before closing, the merger will be an all cash merger. See the next paragraph below. You and other holders of Guarantee common stock will then receive only cash.

   You understand that if the average price of Jefferson Pilot stock is (1) greater than $75.00 per share, (2) less than $65.00 per share and Jefferson Pilot decides to pay the merger consideration in cash, or (3) higher than the New York Stock Exchange closing price of Jefferson Pilot common stock on the trading day before the anticipated completion of the merger and, as a result, counsel for Jefferson Pilot or Guarantee cannot deliver the tax opinion that is required as a condition to a stock election merger, the election made in this form will be void and of no effect, and you will receive solely cash for all of your Guarantee common stock.

  You understand that the election is subject to certain terms, conditions and limitations set forth in the merger agreement and described in the proxy statement-prospectus. We have attached a copy of the merger agreement to the proxy statement-prospectus as Appendix A. These terms, conditions and limitations include, but are not limited to, the fact that under the allocation procedure described in the proxy statement-prospectus and set forth in the merger agreement, you may be subject to a proration process in which you receive a combination of cash and stock for each of your shares of Guarantee common stock. All elections are subject to the allocation procedures in Section
2.3 of the merger agreement. We have described the allocation procedures under the caption "The Merger Agreement-Allocation of Stock Consideration and Cash Consideration; Proration" in the proxy statement-prospectus. We urge you to read the merger agreement and the proxy statement-prospectus in their entirety before completing this form.

  You understand that the definitive terms pursuant to which the merger will be effected in accordance with the merger agreement, including the amount and form of consideration that you will receive, the effect of this form, and certain conditions to the consummation of the merger, are summarized in the proxy statement-prospectus and all of those definitive terms and conditions are set forth in full in the merger agreement.

  You also understand that different tax consequences may be associated with each of the election options, and that any cash you receive is likely to be fully taxable. You are aware that those tax consequences are summarized in general terms in the proxy statement-prospectus section entitled "Material United States Federal Income Tax Consequences."

  You hereby make the election for all of your Guarantee common stock owned of record and surrendered hereby, as shown in the box beside the respective certificate number(s) on the first page of this document.

  The exchange agent reserves the right to deem that you have made a Non-Election if:

  (a) You have not made an election in the box on the first page of this form;

  (b) You fail to follow the instructions on this form or otherwise fail to properly make an election; or

  (c) The exchange agent has not received a completed form by 5:00 p.m., New York City time on December 24, 1999, unless we extend this deadline in accordance with the terms of the merger agreement.

  To receive the merger consideration, this Election Form/Letter of Transmittal must be (i) completed and signed in the space in the box labeled "Shareholder(s) Sign Here" on page 5 and on the Substitute Form W-9 on page 9 and (ii) mailed or delivered to the exchange agent at either of the addresses set forth on the first page of this document. To properly make an election, you must make sure the exchange agent receives the Election Form/Letter of Transmittal with your share certificate(s) or guarantee of delivery and any other required documents before the election deadline. Jefferson Pilot will notify the exchange agent of any extension of the election deadline by oral notice (promptly confirmed in writing) or written notice and will make a press release or other public announcement of that change five business days before the new election deadline if it is earlier than the election deadline set forth above or two business days before the new election deadline if it is later than the election deadline set forth above.

  If you are acting in a representative or fiduciary capacity for a particular beneficial owner, you hereby certify that this form covers all of the Guarantee common stock owned of record by you in a representative or fiduciary capacity for that particular beneficial owner.

  You hereby acknowledge receipt of the proxy statement-prospectus and agree that all elections, instructions and orders in this form are subject to the terms and conditions of the merger agreement, the proxy statement-prospectus and the instructions applicable to this form. You hereby represent and warrant that you are, as of the date hereof, and will be, as of the completion of the merger, the record holder of the Guarantee common stock represented hereby, with good title to those common shares and full power and authority (i) to sell, assign and transfer that common stock free and clear of all liens, restrictions, charges and encumbrances, and not subject to any adverse claims and (ii) to make the election indicated herein. You will, upon request, execute any additional documents necessary or desirable to complete the surrender and exchange of those common shares.

  You hereby irrevocably appoint the exchange agent, as your agent, to effect the exchange pursuant to the merger agreement and the instructions hereto. You hereby authorize and instruct the exchange agent to deliver the certificate(s) for shares of Guarantee common stock covered by this form, and to receive on your behalf, in exchange for such Guarantee common stock, any check and/or any Jefferson Pilot common stock issuable to you. You understand that, if you are entitled to receive Jefferson Pilot stock in the merger, your ownership of that stock will be reflected in book-entry form and no certificate(s) for Jefferson Pilot common stock will be issued to you, unless you specifically request. Furthermore, you authorize the exchange agent to follow any election and to rely upon all representations, certifications and instructions contained in this form. All authority conferred or agreed to be conferred in this form is binding upon your successors, assigns, heirs, executors, administrators and legal representatives and is not affected by and survives, your death or incapacity.

  Record holders of Guarantee common stock who are nominees only may submit a separate form for each beneficial holder for whom that record holder is a nominee; provided, however, that at the request of Jefferson Pilot, that record holder must certify to the satisfaction of Jefferson Pilot that the record holder holds those shares as nominee for the beneficial owner(s) thereof. Each beneficial owner for whom an form is submitted will be treated as a separate holder of Guarantee common stock.

  Completing and returning this form does not have the effect of voting on adoption of the merger agreement and approval of the related transactions at the special meeting of shareholders of Guarantee.

Note: The tax consequences to a holder of Guarantee common stock can vary depending on the election you choose. Holders of Guarantee common stock should consult their own tax advisors as to the federal, state and local tax consequences of the merger to them. (See Instruction 3.)

                         SPECIAL DELIVERY INSTRUCTIONS
                           (See Instructions 4 & 6)

  To be completed ONLY if the check is to be made payable to and/or the certificate(s) for Jefferson Pilot common stock are to be is-sued in the name of the record holder(s) of the Guarantee common shares but are to be SENT to an other person or to an address other than as set forth beneath the record holder's signature on this Election Form/Letter of Transmittal.

  Check or certificate(s) for Jefferson Pilot common stock to be delivered to:*

 Name ___________________________________________________________________
                             (Please Print)

 Address ________________________________________________________________


-------------------------------------------------------------------------

-------------------------------------------------------------------------
                              (Include Zip Code)

-------------------------------------------------------------------------
                *Please attach additional sheets if necessary.

                    SPECIAL PAYMENT INSTRUCTIONS (See
                           Instructions 4 & 6)


  To be completed ONLY if the check is to be made PAYABLE TO and/or the certificate(s) for Jefferson Pilot common stock is to be ISSUED in the name of someone other than the record holder(s) of the Guar-antee common stock or the NAME of the record holder(s) needs to be corrected or changed.


Issue: [ ] Certificate         [ ] Check to:

 Name ___________________________________________________________________
                             (Please Print)

 Address ________________________________________________________________


-------------------------------------------------------------------------

-------------------------------------------------------------------------
                              (Include Zip Code)

-------------------------------------------------------------------------
             (Tax Identification Number or Social Security Number)


                     RECEIPT OF CERTIFICATES (See
                            Instruction 10)


  Unless you check the box below, you will receive book-entry shares of Jefferson Pilot common stock.


 [ ] Check here if you would like certificate(s) for your Jefferson Pilot stock.



                           SHAREHOLDER(S) SIGN HERE
                   (Also complete Substitute Form W-9 below)


Please sign exactly as your name(s) appear(s) on your certificate(s).

A check(s) or certificate(s) for Jefferson Pilot common stock will be issued only in the name of the person(s) submitting this Election Form/Letter of Transmittal and will be mailed to the address set forth beneath the person's signature unless the Special Delivery or Special Payment Instructions to the left are completed.


     _____________________________________________________________________
                 (Signature(s) of Owner(s)--See Instruction 6)

                      Dated: ___________________________


    _______________________________________________________________________
              Social Security or other Tax Identification Number

   If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or any other persons(s) acting in a fiduciary or representative capacity, please also provide the following information. See Instruction 5.


Name:________________________________________________________________________


_____________________________________________________________________________
                                (Please Print)

_____________________________________________________________________________
                                  (Capacity)


Address:_____________________________________________________________________


_____________________________________________________________________________

_____________________________________________________________________________
                              (Include Zip Code)


                        Area Code and Telephone Number:

(             ):____________________________________________________________




                              SIGNATURE GUARANTEE

                      (If required by Instruction 4 or 6)
                   Apply Signature Guarantee Medallion Below


Note: In the event that the check and/or certificate representing Jefferson
      Pilot common stock is to be issued in exactly the name of the record holder as inscribed on the surrendered certificate(s), the surrendered certificate(s) need not be endorsed and no guarantee of the signature on this Election Form/Letter of Transmittal is required.

                             GUARANTEE OF DELIVERY          Exchange Agent fax
                             (TO BE USED ONLY AS TO       number: (704) 590-7628
                     CERTIFICATES NOT TRANSMITTED HEREWITH)
                                                     (to confirm receipt of fax,
                              (See Instruction 15)            call 704-590-7408)

  The Undersigned (check applicable box),

  [_]a member of a registered national securities exchange,

  [_]a member of NASD, Inc., or

  [_]a commercial bank or trust company in the United States,

guarantees to deliver to the exchange agent either all of the certificate(s) for Guarantee common stock to which this Election Form/Letter of Transmittal relates, or such of those certificates as are identified below, duly endorsed in blank or otherwise in form acceptable for transfer on the books of Guarantee, no later than 5:00 P.M., New York City time, on the third NYSE trading day after the Election Deadline.

           Certificate                                   Shares Represented by
               No.                                         Each Certificate
           -----------                                   ---------------------

           -----------                                          ------------

           -----------                                          ------------

           -----------                                          ------------

           -----------                                          ------------

________________________________________________________________________________
                             (Firm -- Please Print)

________________________________________________________________________________
                             (Authorized Signature)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                                   (Address)

________________________________________________________________________________
                        (Area Code and Telephone Number)

________________________________________________________________________________
                                    (Dated)

                                  INSTRUCTIONS

  To make a proper election, you must complete this Election Form/Letter of Transmittal and return it to the exchange agent so that it is received by 5:00 p.m. on the election deadline at the address listed on the front of this form. You should include your share certificates or an appropriate guarantee of delivery of your share certificates with this form. If you do not properly complete and return this form before the election deadline, your Guarantee common stock will be treated as shares subject to a non-election. This means that the form of merger consideration you will receive will be determined by the Non-Election allocation provisions of the merger agreement described in the attached proxy statement-prospectus. To receive consideration, however, you must first surrender the share certificates that you hold representing your ownership of Guarantee shares along with this form.

  1. Time in Which to Make an Election. To make a valid election, you must send the exchange agent at either of the addresses on the front of this form, before the election deadline, this form, properly completed and executed. Any shareholder whose form is not so received will be deemed to have made a Non-Election.

  2. Change or Revocation of Election. Any holder of Guarantee common stock who has made an election may revoke or change the election at any time before the election deadline by properly signed written notice of revocation or by a properly completed and executed, revised form, in either case received by the exchange agent before the election deadline.

  3. Nominees. Record holders of Guarantee common stock who are nominees only may submit a separate form for each beneficial owner for whom the record holder is a nominee. However, at the request of Jefferson Pilot the record holder must certify to Jefferson Pilot's satisfaction that the record holder holds those shares of Guarantee common stock as nominee for the beneficial owner(s) thereof. Each beneficial owner for which an Election Form/Letter of Transmittal is submitted will be treated as a separate holder of Guarantee common stock.

  4. Guarantee of Signatures. No signature guarantee is required on this form if it is signed by the record holder(s) of the Guarantee common stock surrendered hereby, and the shares of Jefferson Pilot common stock and/or the check, if applicable, are to be issued to that record holder(s) without any correction or change in the name of the record holder(s). In all other cases, all signatures on this Election Form/Letter of Transmittal must be guaranteed. All signatures required to be guaranteed in accordance with these instructions must be guaranteed by a bank, broker or other institution that is a member of the Medallion Signature Guaranty Program. Public notaries cannot execute acceptable guarantees of signatures.

  5. Signatures on Election Form/Letter of Transmittal, Stock Powers and Endorsements.

    (a) If this form is signed by the record holder(s) of the Guarantee common stock surrendered hereby without any alteration, variation, correction or change in the name of the record holder(s), the signature(s) must correspond exactly with the name(s) as written on the book-entry record(s) without any change whatsoever. If the name of the record holder(s) needs to be corrected or has changed (by marriage or otherwise), see Instruction 6.

    (b) If any Guarantee common stock surrendered hereby is held of record by two or more joint holders, each of the joint holders must sign this form.

    (c) If this form is signed by a person(s) other than the record holder(s) of the share(s) listed, it must be accompanied by appropriate stock powers, signed exactly as the name of the record holder(s) appears on the book-entry account. Signatures on the stock powers must be guaranteed. See Instruction 4.

    (d) If this form or any stock power(s) is signed by a person(s) other than the record holder(s) of the share certificate(s) listed and the signer(s) is acting in the capacity of trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or any other person(s) acting in a fiduciary or representative capacity, that person(s) must so indicate when signing and must submit proper evidence satisfactory to the exchange agent of authority to so act.

  6. Special Payment and Delivery Instructions. Unless instructions to the contrary are given in the box entitled "Special Payment Instructions" or the box entitled "Special Delivery Instructions," the book-entry advice for shares of Jefferson Pilot common stock and/or the check to be distributed upon the surrender of Guarantee common stock pursuant to this form will be issued in the name and mailed to the address of the record holder(s) set forth in the box entitled "Description of Guarantee Common Stock Account." If the check and book-entry shares are to be issued in the name of a person(s) other than the record holder(s) or if the name of the record holder(s) needs to be corrected or changed (by marriage or otherwise), the box entitled "Special Payment Instructions" must be completed. If the check and/or notice of book-entry shares are to be sent to a person(s) other than the record holder(s) or to the record holder(s) at an address other than that shown in the box entitled "Description of Guarantee Common Stock Account," the box entitled "Special Delivery Instructions" must be completed. If the box entitled "Special Payment Instructions" is completed, or the box entitled "Special Delivery Instructions" is completed other than for the sole purpose of changing the address of the record holder(s), the signature(s) of the person(s) signing this form must be guaranteed. See Instruction 4.

  7. Important Information Regarding 31% Backup Withholding. Under U.S. federal income tax law, the holder of Guarantee common stock must generally report and certify his or her social security or other taxpayer identification number and further certify that the holder is not subject to backup withholding due to notified underreporting. Failure to complete the Substitute Form W-9 above could result in certain penalties as well as backup withholding of 31% of any payments due to the holder. See the attached "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional instructions.

  8. Inadequate Space. If there is inadequate space to complete any box or to sign this form, you must set forth the information or signatures required on additional sheets substantially in the form of the corresponding portion of this form and attach them to this form.

  9. Method of Delivery. The method of delivery of all documents to the exchange agent is at the option and risk of the holder of Guarantee common stock. We have enclosed a return envelope, addressed to First Union. You should hand deliver or mail this form to the exchange agent as soon as possible to assure receipt by the election deadline. Delivery of the documents will be deemed effective, and risk of loss and title with respect thereto will pass, only when the exchange agent actually receives the materials.

  10. Payment Will Be Made by a Single Check or Certificate. The exchange agent will issue you a single check and/or a single book-entry advice representing Jefferson Pilot common stock. If you would prefer to receive a share certificate, please check the box on page 5. If you request a share certificate, normally the exchange agent will issue a single certificate representing Jefferson Pilot common stock. However, if for tax purposes or otherwise you wish to have the certificates issued in particular denominations, please provide explicit written instructions to the exchange agent.

  11. Non-Consummation of Merger. Consummation of the merger is subject to the required approval of the shareholders of Guarantee and to the satisfaction of certain other conditions. The exchange agent will not make any payments related to any surrender of Guarantee common stock before the merger, will not make any payments to shareholders if the merger agreement is terminated. If the merger agreement is terminated, all elections will be void.

  12. Voting Rights and Dividends. Holders of Guarantee common stock will continue to have the right to vote and to receive all dividends paid on all Guarantee common stock covered by this form until the merger becomes effective.

  13. Construction. All elections will be considered in accordance with the terms and conditions of the merger agreement.

  Jefferson Pilot, in its sole discretion, will resolve all questions with respect to this form (including, without limitation, questions relating to the timeliness, effectiveness or revocation of any election) and such resolution will be final and binding.

  With the consent of Jefferson Pilot, the exchange agent may (but is not required to) waive any immaterial defects or variances in the manner in which this form has been completed and submitted so long as the intent of the holder of Guarantee common stock submitting this form is reasonably clear.

  14. Miscellaneous. We will not issue any fractional shares of Jefferson Pilot common stock upon the surrender for exchange of Guarantee common stock. In lieu of fractional shares, you will receive a check for an amount of cash determined under a formula set forth in the merger agreement.

  Completing and returning this form does not cast a vote on the merger proposal at the special meeting of shareholders of Guarantee. You must separately cast your proxy vote if you wish to vote at the special meeting.

  15. Questions and Requests for Information. You should direct your questions and requests for information or assistance relating to this form to the information agent (telephone: 888-566-9472). You may obtain additional copies of the proxy statement-prospectus and this form from the exchange agent at either of its addresses set forth on the front of this form or by calling the information agent at the telephone number in the preceding sentence.

Note: Failure to complete and return this form may result in backup U.S.
    federal income tax withholding of 31% of any payments made to the undersigned pursuant to the Merger Agreement. Please review the attached "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional details.

                        PAYOR: First Union National Bank
--------------------------------------------------------------------------------

 Name: _______________________________________________________________________
 (If joint names, list first and circle the name of the person or entity whose number you enter in Part I below.)

 Address: ___________________________________________________________________

 City, State and ZIP Code: __________________________________________________

 List account number(s) here (optional): ____________________________________

--------------------------------------------------------------------------------
                        PART 1--PLEASE PROVIDE YOUR
                        TAXPAYER IDENTIFICATION        ----------------------
 SUBSTITUTE             NUMBER OR TIN IN THE BOX AT    Social Security Number
 Form W-9               RIGHT AND CERTIFY BY                     OR
                        SIGNING AND DATING BELOW.      ----------------------
 Department of                                         Employer Identification
 the Treasury                                                  Number
 Internal               (1) you have been notified by the Internal Revenue
 Revenue                    Service that you are subject to backup
 Service                    withholding as a result of failure to report all
                            interest or dividends or,
                       --------------------------------------------------------
                        PART 2--Check the box if you are subject to backup
                        withholding because
                        (2) the Internal Revenue Service has not notified you
                            that you are no longer subject to backup
                            withholding. [_]
                       --------------------------------------------------------
                        Certification--Under the penalties of
 Payor's Request for    perjury, I certify that the informa-       PART 3--
 Taxpayer               tion provided on this form is true,
 Identification         correct and complete.
 Number (TIN) and
 Certification

                                                                Check the box
                                                                  if you are
                                                               awaiting a TIN.
                                                                     [_]

                        Signature ______________  Date _______

      [CHECK WITH TRANSFER AGENT TO GET THE MOST CURRENT VERSION OF THESE
                                 INSTRUCTIONS.]

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer.--Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give to the payor.

------------------------------------------------

                             Give The
                             SOCIAL SECURITY
For This Type of Account:    Number of--
------------------------------------------------
1. An individual's account   The individual
2. Two or more individuals   The actual owner of
   (joint account)           the account or, if
                             combined funds, any
                             one of other
                             individuals(1)
3. Husband and wife (joint   The actual owner of
   account) the account or,  the account
   if joint funds, either
   person(1)
4. Custodian account of a    The minor(2)
   minor (Uniform Gift to
   Minors Act)
5. Adult and minor (joint    The adult or, if
   account)                  the minor is the
                             only contributor,
                             the minor(1)
6. Account in the name of    The ward, minor, or
   guardian or committee     incompetent
   for a designated ward,    person(3)
   minor, or incompetent
   person
7.a  The usual revocable     The grantor-
     savings trust account   trustee(1)
     (grantor is also
     trustee)
b  So-called trust account   The actual owner(1)
   that is not a legal or
   valid trust under State
   law
8. Sole proprietorship       The owner(4)
   account
------------------------------------------------

                            Give The EMPLOYER
                            iDENTIFICATION
For This Type of Account:   Number of--
------------------------------------------------
 9. A valid trust, estate,  The legal entity
    or pension trust        (do not furnish the
                            identifying number
                            of the personal
                            representative or
                            trustee unless the
                            legal entity itself
                            is not designated
                            in the account
                            title)(5)
10. Corporate account       The corporation
11. Religious, charitable,  The organization
    or educational
    organization account
12. Partnership account     The partnership
13. Association, club or    The organization
    other tax-exempt
    organization
14. A broker or registered  The broker or
    nominee                 nominee
15. Account with the        The public entity
    Department of
    Agriculture in the
    name of a public
    entity (such as a
    State or local
    government, school
    district, or prison)
    that receives
    agricultural program
    payments

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's minor's or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner.
(5) List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                    Page 2
Obtaining a Number
If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt from Backup Withholding
Payees specifically exempted from backup withholding on ALL payments including the following:
 . A corporation.
 . A financial institution.
 . An organization exempt from tax under Section 501(a) of the Internal
   Revenue Code of 1986, as amended (the "Code"), or an individual retirement plan.
 . The United States or any agency or instrumentality thereof.
 . A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
 . A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
 . An international organization or any agency or instrumentality thereof.
 . A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
 . A real estate investment trust. A common trust fund operated by a bank under Section 584(a) of the Code.
 . An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1) of the Code.
 . An entity registered at all times under the Investment Company Act of
   1940.
 . A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
 . Payments to nonresident aliens subject to withholding under section 1441 of the Code.
 . Payments to partnerships not engaged in a trade or business in the United
   States and which have at least one nonresident partner.
 . Payments of patronage dividends where the amount renewed is not paid in money.
 . Payments made by certain foreign organizations.
 . Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:
 . Payments of interest on obligations issued by individuals.

NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payor's trade or business and you have not provided your correct taxpayer identification number to the payor.

 . Payments of tax-exempt interest (including exempt-interest dividends)
   under section 852 of the Code.
 . Payments described in section 6049(b)(5) of the Code to non-resident aliens.
 . Payments on tax-free covenant bonds under section 1451 of the Code.
 . Payments made by certain foreign organizations. Payments made to a nominee.

Exempt payees described above must still complete the substitute Form W-9 enclosed herewith to avoid possible erroneous backup withholding. File substitute Form W-9 with the Payor, remembering to certify your Taxpayer Identification Number on Part III of the form, write "exempt" on the face of the form, and sign and date the form and return it to the Payor. If you are a Non-Resident Alien or a Foreign Entity not subject to backup withholding give the Payor a completed Form W-8 Certificate of Foreign Status.

Payments that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A, and 6050N of the Code and their regulations.

Privacy Act Notice.--Section 6109 requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payors who must report the payments to IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payors must be given the numbers whether or not recipients are required to file a tax return. Payors must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payor. Certain penalties may also apply.

Penalties
(1) Penalty for Failure to Furnish Taxpayer Identification Number.--If you fail to furnish your taxpayer identification number to a payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect To Withholding--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

For additional information contact your tax consultant or the Internal Revenue Service.